McCORMICK & COMPANY, INCORPORATED
2013 OMNIBUS INCENTIVE PLAN
VALUE CREATION Acceleration Program
STOCK OPTION AGREEMENT
This agreement (together with the Stock Option Covenants Addendum attached hereto, this “Award Agreement”) sets forth the terms and conditions of the Value Creation Acceleration Program award of non-qualified stock options granted under the 2013 Omnibus Incentive Plan by McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, with its principal offices in Baltimore County, Maryland (hereinafter called the “Company”).
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) believes that the interests of the Company and its stockholders will be advanced and the Company’s overall managerial strength will be enhanced by encouraging its officers and other key employees to become owners of the Company’s Common Stock (“Common Stock”); and
WHEREAS, the Board approved and adopted the Company’s 2013 Omnibus Incentive Plan (the “Plan”) on November 27, 2012, effective December 1, 2012, subject to the approval of the Company’s stockholders; and
WHEREAS, the Company’s stockholders approved the Plan on April 3, 2013; and
WHEREAS, one of the purposes of the Plan is to provide an inducement to certain officers and other key employees of the Company and its affiliates to acquire shares of Common Stock; and
WHEREAS, the Board has authorized and approved the grant of an option to the employee or officer, as applicable (the “Optionholder”), pursuant to the Plan, this Award Agreement and the terms described on the Screen (defined below); and
WHEREAS, this Award (defined below) is conditioned on and subject to the terms of this Award Agreement and the Plan.
NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the terms of this Award and this Award Agreement consist of the following:
1.Grant of Options. Details of the Optionholder’s non-qualified stock option, including the grant date, number of shares, award price, and vesting and exercisability schedules, are described on the screen captioned “Grants & Awards” in the Computershare website (the “Screen”). On the grant date specified on the Screen (“Grant Date”), the Company granted a non-qualified stock option to the Optionholder to purchase the number of shares of the Company’s Common Stock identified as “Options Granted” at the price per share specified under “Award Price” (this “Award” or this “option”). In order to exercise this option, the

Optionholder may (i) make a cash payment, (ii) surrender shares of Stock owned by the Optionholder and having a market value equal to the Award Price and related taxes for the number of shares to be purchased pursuant to the exercise of all or part of this option, or (iii) authorize the Company to withhold a sufficient number of shares of Stock underlying this option, based on the market value of such shares on the date of exercise, to pay the Award Price and related taxes and to issue the remaining number of such shares to the Optionholder (net withholding exercise). The option granted hereunder shall be exercisable, except as otherwise provided herein, in accordance with the vesting and exercisability schedules provided on the Screen and the provisions of Section 3 until this option expires on the date provided on the Screen (the “Expiration Date”).
2.Restrictions on Transfer of Options.
(a)Except as hereinafter provided, this option is not transferable by the Optionholder and is exercisable during the Optionholder’s lifetime only by the Optionholder. This option may be transferred by the Optionholder pursuant to a will or as otherwise permitted by the laws of descent and distribution. In addition, the Optionholder may transfer all or any part of this option, “not for value” (as such phrase is defined in the Plan), to any Family Member (as such term is defined in the Plan).
(b)Except as otherwise herein provided, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of said option or of any right or privilege conferred hereby contrary to the provisions hereof or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.
3.Vesting and Exercisability of Options.
(a)In General. This option can be exercised only (i) if, and to the extent that, it vests in accordance with Section 3(b), below, and (ii) if, to the extent that, and for so long as, it is exercisable in accordance with Section 3(c), below.
(b)Vesting. This option shall vest on November 30, 2023 (the “Vesting Date”), provided that the Optionholder is continuously employed by the Company or a subsidiary or affiliate of the Company from the Grant Date until the Vesting Date. If the Optionholder ceases to be continuously employed by the Company or a subsidiary or affiliate of the Company before the Vesting Date, this option shall be forfeited in its entirety on the termination date, except that, if the Optionholder terminates employment before the Vesting Date on account of total and permanent disability, death, or retirement (such date, an “Early Termination Date,” and such termination, an “Early Termination”), this option shall vest on the Early Termination Date on a pro rata basis, which will be determined by multiplying the Options Granted by a fraction, the numerator of which is the number of days that have passed from the Grant Date to the Early Termination Date and the denominator of which is 1095, rounded up to the nearest whole number.
For purposes of this Award Agreement, the Optionholder shall be considered “totally and permanently disabled” if (x) the Optionholder is unable, as a result of demonstrable illness (including mental illness), injury or disease, to engage in any occupation or perform any work for remuneration or profit for which the Optionholder is reasonably qualified and (y) the illness, injury or disease is expected to be permanent.
For purposes of this Award Agreement, “retirement” means termination of employment at or after age 55.
(c)Exercisability. This option shall become exercisable on the later to occur of (i) November 30, 2023 (or, if earlier, the date of the Optionholder’s death) and (ii) the achievement of the applicable Performance Milestone:

Performance Milestone	Percentage of Option Exercisable*
160% of the Award Price	33.33%
180% of the Award Price	66.67%
200% of the Award Price	100%
*Rounded down to the nearest whole share.
A Performance Milestone is achieved if the Committee (as such term is defined in the Plan) determines that, on or before November 30, 2025, the average closing price of a share of the Company’s Common Stock Non-Voting has equaled or exceeded the Performance Milestone over any period of 30 consecutive trading days. Any portion of this option that is subject to a Performance Milestone that is not achieved on or before November 30, 2025, shall not become exercisable and shall be forfeited on such date.
No portion of this option may be exercised before the applicable Performance Milestone is achieved and, except as provided above in the event of the Optionholder’s death, no portion of this option may be exercised before November 30, 2023. However, the portion of the option that is exercisable will increase if and to the extent a higher Performance Milestone is achieved on or before November 30, 2025. The Optionholder is not required to be employed on the date on which a Performance Milestone is achieved, provided that the Optionholder may exercise the option only to the extent not forfeited before that date.
The Optionholder may exercise a vested and exercisable option until the Expiration Date, except that, if the Optionholder’s employment terminates before the Expiration Date, the Optionholder may exercise a vested and exercisable option only until: (i) in the case of an Early Termination, the fifth (5th) anniversary of the Early Termination Date or (ii) in the case of any termination other than an Early Termination, until the later of: (x) the thirtieth (30th) day following the termination date or (y) December 30, 2025. In no event may this option be exercised after the Expiration Date.

(d)An exercise of this option with respect to a part of the shares of Common Stock to which it relates shall not preclude a subsequent exercise as to any remaining part on or before the Expiration Date.
(e)If the Optionholder is a participant in a severance plan, change in control plan, or other plan sponsored by the Company or by a subsidiary or affiliate of the Company (each a “Severance Plan”) that provides for the treatment of the outstanding Options Granted if the employee ceases to be an employee of the Company or of a subsidiary or affiliate of the Company, the terms of such Severance Plan that would vest the outstanding Options Granted in connection with a cessation of employment shall not apply to the outstanding Options Granted, and, following a cessation of employment, the outstanding Options Granted shall vest and become exercisable only as provided in Section 3 or 4 of this Award Agreement.
4.Change in Control. Notwithstanding any provision of this Award Agreement to the contrary, in the event of a Change in Control of the Company (as such term is defined in the Plan), all of the outstanding Options Granted that are “in-the-money” shall, if then unvested, vest. Any portion of the Options Granted that vests on a Change in Control shall immediately become exercisable to the extent (a) of the achievement of the applicable Performance Milestone as of the Change in Control, or (b) that the price paid for a share of Common Stock Non-Voting in connection with the Change in Control equals or exceeds the applicable Performance Milestone, whichever results in the greater Percentage of Option Exercisable. Unless otherwise provided in the terms of a merger, sale, or other such agreement, as promptly as administratively possible after the closing, the surviving corporation shall pay to the Optionholder for each “in-the money” outstanding Option Granted that is exercisable, the amount by which the per share merger price exceeds the Award Price, subject to any applicable withholding taxes.
Pursuant to Article VII (“Change in Control; Acquisitions”) of the Plan as amended March 25, 2015, this Award Agreement provides for the treatment of the outstanding Options Granted following a Change in Control. Consequently, the terms of Article VII.A of the Plan that would vest the outstanding Options Granted in connection with a Change in Control shall not apply to the outstanding Options Granted, and, following a Change in Control, the outstanding Options Granted shall vest and become exercisable only as provided in Section 3 or 4 of this Award Agreement.
If the Optionholder is a participant in a Severance Plan that provides for the treatment of the outstanding Options Granted upon a Change in Control, the terms of such Severance Plan that would vest the outstanding Options Granted in connection with a Change in Control shall not apply to the outstanding Options Granted, and, following a Change in Control, the outstanding Options Granted shall vest and become exercisable only as provided in Section 3 or 4 of this Award Agreement.
In addition, the Committee may take any other action it deems appropriate to ensure the equitable treatment of participants in the event of, or in anticipation of a Change in Control, including but not limited to any one or more of the following: (i) provision for the settlement of this option in exchange for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (ii) such other modification or adjustment to this option as the Committee deems appropriate to maintain and protect the rights and interests of the Optionholder upon or following the Change in Control; provided that the Committee shall not take any action that would cause this option to be subject to Section 409A of the Internal Revenue Code of 1986, as amended. The Committee also may accord any Optionholder a right to refuse any acceleration of exercisability, vesting, or benefits, in such circumstances as the Committee may approve.
For purposes of this Award Agreement, “in-the-money” means that the per share fair market value of a share of the Company’s common stock (either voting or non-voting, as applicable) immediately before the Change in Control exceeds the exercise price per share of the applicable option.
5.Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of its capital stock purchased upon the exercise of the option herein granted unless and until the offering and sale of the shares represented thereby may legally be made under the Securities Act of 1933, as amended, and the applicable rules and regulations of the U.S. Securities and Exchange Commission.
6.Dividend, Voting and Other Rights. The Optionholder shall not have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option herein granted unless and until such shares have been issued and delivered.
7.Investment Purpose. The Company may require the Optionholder to agree that any shares of capital stock purchased upon the exercise of this option shall be acquired for investment and not for distribution and that each notice of the exercise of any portion of this option shall be accompanied by a written representation that the shares of capital stock are being acquired in good faith for investment and not for distribution.
8.Forfeiture of Outstanding Options and Gain on Any Option. The Optionholder shall be required to forfeit to the Company (a) any unexercised outstanding Options Granted (whether or not vested) and (b) any gain realized on account of this option and all exercised options previously granted to the Optionholder (including any shares of Stock received from the exercise of any such option) in the event the Optionholder takes any action in violation or breach of, or in conflict with this Award Agreement (including the Stock Option Covenants Addendum attached hereto), any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any of its affiliates, or any confidentiality obligation with respect to the Company or any of its affiliates or otherwise in competition with the Company or any of its affiliates. The Company shall annul this Award if the Optionholder is an employee of the Company or any of its affiliates and is terminated for “cause,” as such term is defined in the Plan or otherwise as required under the Plan.
9.Successor. This Award shall be binding upon and inure to the benefit of any successor or successors of the Company.

10.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws. Notwithstanding any other provision of this Award Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Award Agreement if the issuance thereof would result in a violation of any law.
11.Withholding. The Company (and/or the Optionholder’s local employer) shall, in its discretion, have the right to deduct or withhold from payments of any kind otherwise due to the Optionholder, or require the Optionholder to remit to the Company (and to his or her local employer), an amount sufficient to satisfy taxes imposed under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, and social security contributions that are required by law to be withheld with respect to the Plan, grant or exercise of stock options, payment of shares or cash under this Award Agreement, the sale of shares acquired hereunder, and/or payment of dividends on shares acquired hereunder, as applicable. A sufficient number of the shares resulting from the exercise of this option may be retained by the Company to satisfy any tax withholding obligation.
12.No Right to Continued Employment. Neither the Plan, this Award Agreement, the grant of stock options, payment of shares or cash under this Award Agreement, the sale of shares acquired hereunder, and/or payment of dividends on shares acquired hereunder, as applicable, gives the Optionholder any right to continue to be employed by the Company (or the Optionholder’s local employer), or limits, in any way, the right of the Company (or the Optionholder’s local employer) to change the Optionholder’s compensation or other benefits or to terminate the Optionholder’s employment at any time for any reason not specifically prohibited by law.
13.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Optionholder’s consent to participate in the Plan by electronic means. The Optionholder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
14.Governing Law and Venue. All disputes arising under or growing out of this option or the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, United States of America, as provided in the Plan, without regard to such state’s conflict of laws rules. If any dispute arises directly or indirectly from the relationship of the parties evidenced by this Award and this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maryland and agree that such litigation shall be conducted only in the courts of Baltimore County, Maryland, and no other courts, where the grant of this option is made and/or to be performed.
15.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionholder’s participation in the Plan, on this option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Optionholder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.Relation to Plan. This Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency or conflict between this Award Agreement and the Plan, the Plan shall govern. The Plan and this Award Agreement shall be administered by the Committee in accordance with the provisions of Article II of the Plan. Except as expressly provided in this Award Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan or on the Screen.
18.Acceptance of Award. In consideration for this option granted herein and by accepting this Award Agreement, the Optionholder agrees and acknowledges that:
(a)All unexercised options previously granted to the Optionholder and all options granted under this Award Agreement are subject to the Stock Option Covenants Addendum attached hereto, the terms of which are fully incorporated herein.
(b)The grant of this option and any future options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of this option, nor any future grant of an option by the Company, shall be deemed to create any obligation to grant any other options, whether or not such a reservation is explicitly stated at the time of any such grant. The Board has the right, at any time, to amend, suspend, discontinue or terminate the Plan; provided, however, that no such action by the Board shall adversely affect the Optionholder’s rights hereunder without the consent in writing of the Optionholder or a beneficiary who has become entitled to this option.
(c)The Plan shall not be deemed to constitute, and shall not be construed by the Optionholder to constitute part of the terms and conditions of employment. Neither the Company, the Optionholder’s local employer, nor any member of the Board or of the Committee shall have any liability of any kind to the Optionholder for any action taken or not taken in good faith under the Plan; for any change, amendment, or cancellation of the Plan or this option; or for the failure of this option to realize intended tax consequences or to comply with any other law, compliance with which is not required on the part of the Company.
(d)The Optionholder has reviewed the Plan, this Award Agreement, and the Screen in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement, and fully understands all provisions of the Plan, this Award Agreement, and the Screen.

**ADDENDUM APPEARS ON THE FOLLOWING PAGE**

Stock Option Covenants Addendum

In consideration for the benefits made available under the Plan, the Optionholder agrees to the covenants set forth in this Stock Option Covenants Addendum (this “Addendum”) (whether or not the Optionholder’s options vest or the Optionholder exercises such vested options). The covenants in this Addendum do not supersede, restrict, or otherwise limit the Optionholder’s obligations under any other covenants applicable in connection with the Optionholder’s employment with or service to the Company.
1.Confidentiality; Intellectual Property.
Any and all inventions and discoveries that the Optionholder makes while he or she is in the employ of the Company relating directly or indirectly to or useful in any activity or enterprise of the Company shall belong to the Company, whether discovered during or after regular working hours. The Optionholder will, upon request of the Company, make application for a patent on any such invention or discovery that he or she may make, and will, upon request of the Company, make and execute any and all assignments in writing which may be deemed by the Company as proper to assign and transfer to the Company all the right, title and interest of the Optionholder in and to any and all such patents or patent rights issued by the United States or any other country in which the Optionholder may have any interest during the term of his or her said employment. The Company will assume the expenses of preparing, applying for, and registering any such patents or assignments.
During the period of the Optionholder’s employment with the Company, the Optionholder may have been exposed to confidential, proprietary information and trade secrets of the Company or its customers. The Optionholder understands that maintenance of the proprietary and confidential character of such information to the fullest extent possible is important to the Company. Accordingly, for so long as any such confidential information and trade secrets may remain confidential, secret, or otherwise wholly or partially protected either during or after such employment, the Optionholder will not use or divulge such information except as specifically permitted by the Company.
1.Non-Competition and Non-Solicitation.
During the period of the Optionholder’s employment with the Company, and the period continuing after the Optionholder’s termination of employment (for any reason) for the Restrictive Period (as defined below) or, in the case of a Change in Control Termination (as such term is defined in the McCormick & Company, Incorporated Severance Plan for Executives), if applicable, the Restrictive CIC Period (not to exceed two (2) years), the Optionholder will not (a) seek or accept employment, directly or indirectly, with any entity that directly competes with the Company, including its subsidiaries and affiliates, in its and their core product categories, in any capacity involving the performance of services like or related to the services that the Optionholder performed for the Company at any time during the past seven (7) years or (b) solicit for the benefit of any competitor of the Company any entity or person who was or is a customer or employee of the Company as of the Optionholder’s termination date.

For purposes of this Stock Option Covenants Addendum, “Restrictive Period” and “Restrictive CIC Period” are specified in the following table:

	Chief Executive Officer	All Others
Restrictive Period	1-½ years	1 year
Restrictive CIC Period	2 years	2 years
2.Nondisparagement.
The Optionholder will not communicate, make or cause to be made, any derogatory, defamatory or disparaging remarks, statements or communications about the Company or any related or affiliated entities and persons, including the personal and/or business reputations, practices, products, services or conduct of the Company, or any related or affiliated entities and persons; this includes in-person communications, electronic communications, and communication via social media websites. Likewise, no officer or director of the Company will communicate any derogatory, defamatory, or disparaging remarks, statements, or communications about the Optionholder.
3.Cooperation.
The Optionholder will answer any questions that may arise and make himself or herself reasonably available to assist the Company in its transition following the Optionholder’s termination of employment and to cooperate with any other reasonable requests by the Company which may require his or her services after his or her termination of employment. For purposes of this Addendum, the transition period shall be for the one (1) year period following the Optionholder’s termination of employment for any reason. The Optionholder will not seek or be entitled to any additional compensation for such assistance or cooperation.
4.Company Property.
    The Optionholder will promptly return to the Company all property belonging to the Company (but in no event later than the Optionholder’s termination date), including all keys, phones, computers, mobile phones, credit cards, computer and other passwords, equipment and supplies, as well as all documents prepared by or for the Company, and not otherwise made available to the general public.
    6.    Protected Whistleblower Activities.
    Notwithstanding the foregoing, nothing in this Addendum, the Award Agreement, the Plan or any other agreement with the Company prohibits the Optionholder from reporting or disclosing any actual, possible or potential violation of any federal, state or local law or regulation to any governmental agency or entity, or making other reports or disclosures that are protected under the whistleblower provisions of any federal, state or local law or regulation, in each such case without any prior authorization of, or prior, contemporaneous or subsequent notice to, the Company. Under the Defend Trade Secrets

Act, 18 U.S.C. § 1833(b), the Optionholder may be entitled to immunity for certain disclosures to his or her attorney or government officials.